EXHIBIT 2.5

                        AGREEMENT FOR PURCHASE OF ASSETS
                                       OF
                            COMPACT CONNECTION, INC.
                             (a Nevada Corporation)


         This Agreement for Purchase of Assets (this "Agreement") is entered into effective the 23rd day of April, 1998 between COMPACT CONNECTION, INC., a Nevada corporation (the "Seller"); DARRELL PIERCY, (the "Seller's Shareholder"); and COMPACT CONNECTION, INC., a Delaware corporation (the "Buyer"), a wholly-owned subsidiary of TELESERVICES INTERNATIONAL GROUP INC., a Florida corporation ("TSIG").

                                 R E C I T A L S

         A. Seller desires to sell and Buyer desires to purchase substantially all of the assets of the Seller described herein;

         B.       Seller and Buyer entered into a Letter of Intent date February
              18,  1998  (the  "LOI"),   and  an   Agreement   and  Plan  of
              Reorganization dated March 5, 1998 (the "Plan"); and

         C. The parties desire to restructure the transaction pursuant to the terms and conditions set forth in this Agreement, such that this Agreement shall supercede and replace the LOI and the Plan in their entirety.

         NOW, THEREFORE, the parties agree as follows:

         1. Agreement to Sell and Purchase. Subject to the terms and conditions of this Agreement, on the closing date and in consideration of the purchase price set forth below, the Seller will sell, transfer, assign and convey to the Buyer, substantially all of the assets of the Seller used in the Seller's business, including:

                  1.1 Equipment. All furniture, computers, telephones, machinery, tools and equipment used in the business (the "Equipment"). At Closing, Seller shall deliver and transfer to Buyer any certificate of title or other documentation necessary to complete the transfer of the Equipment.

                  1.2 Fixtures. The fixtures used at all locations of the business (the "Fixtures"). At Closing, Seller shall deliver and transfer to Buyer any certificate of title or other documentation necessary to complete the transfer of the Equipment.

                  1.3 Inventory. All inventory and supplies of the business (the "Inventory").

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                  1.4  Software. All software used in the Seller's business (the
"Software").

                  1.5 Names. Seller hereby assigns and transfers to Buyer at Closing, Seller's entire right, title and interest, worldwide, in and to all of Seller's trademarks and service marks (including both design and word marks), together with all the goodwill associated with said marks, and Seller's interest in all certificates of registration, pending applications for registration, and any common law rights in any of the said marks (collectively the "Trademarks"). In addition to the Trademarks, Seller shall transfer to Buyer and Buyer shall thereby acquire any and all of Seller's trade names used in connection with the business, including but not limited to the trade names "Compact Connection" and "CCI" (collectively the "Trade Names").

                  1.6 Intangible Assets. Goodwill; copyrights; trade show booths; advertising and promotional materials (including catalogs and sales brochures with original camera ready art work); logotypes phone numbers; customer, sales representative, distributors and supplier lists (including names and addresses); customer and supplier invoices; all historical files, records, contracts, and agreements, whether written or oral, of any nature relating to Seller and its assets; business plans of any nature prepared by or on behalf of Seller; manuals; Seller's rights under executory sales orders and executory purchase orders; third party contracts (e.g., all non-compete and non-disclosure agreements with third parties which accrue to Seller's benefit); and all other intangible assets associated in a material way with Seller's operations.

                  1.7 Miscellaneous Assets. All other assets of the business, including without limitation all telephone numbers, contract rights, deposits with landlords, utilities and others (the "Miscellaneous Assets").

         The assets being acquired by the Buyer are hereafter referred to as the "Acquired Assets".

         2. Purchase  Price.  The purchase price for the Acquired  Assets is Six
Million  (6,000,000)  shares  of  restricted  common  stock of TSIG  (the  "TSIG
Shares").

                  2.1      Purchase Price Adjustments.

                  (a) The purchase price is subject to adjustment whereby the number of TSIG Shares may be appropriately decreased by Buyer in the event that any of the audited financial statements required by Section 8.8 differ substantially and materially from the financial information provided by Seller prior to the date of this Agreement.


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                  (b) On the date  twenty-four  (24) months  after  Closing,  an additional number of shares of restricted common stock of TSIG ("Additional TSIG Shares") may be issued to Seller if the average of the daily closing price for the fifteen (15) consecutive business days before such date (the "Average Price") is below $2.50 per share (the "Target Price"). In the event that the Average Price is below the Target Price, the formula for determining the number of additional shares to be issued is as follows:

     [Target Price-Average Price] x [$15,000,000 - ($6,000,000 x Average Price)]
                             = # of additional shares

                  (c) The Target Price will be appropriately adjusted for any stock splits or stock dividends (for example, if TSIG's common stock is split so that two new shares are issued in exchange for each outstanding share, the Target Price would be adjusted to $1.25 per share).

                  2.2 Restrictions on Transfer of TSIG Shares. The parties hereto acknowledge that the TSIG Shares (including any Additional TSIG Shares) to be issued in connection with the transactions contemplated hereby are restricted as to transfer and the certificates therefore shall bear legends to such effect and no transfer of any TSIG Shares may be effected, except pursuant to an effective registration statement prepared and filed pursuant to the Act or pursuant to an exemption from registration thereunder, as evidenced by an opinion of counsel or as otherwise allowed under the laws of descent and distribution. A legend will be placed on any certificates representing the TSIG Shares (including any Additional TSIG Shares), substantially to the following effect:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO SUCH SECURITIES, OR AN OPINION OF THE ISSUER'S COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

         3. Payment of Purchase Price. The purchase price to be paid by the Buyer to the Seller shall be payable after (i) completion of the audited financial statements of Seller, as required by Section 8.8; and (ii) after Seller changes its corporate name, as required by Section 7. The TSIG Shares shall not be delivered until after these requirements are met, without regard to the actual Closing Date.

         4. No Assumption of Liabilities. Buyer shall assume no liabilities of Seller, known or unknown, whether arising or accruing on or before the date of Closing or thereafter. Without limiting the generality of the foregoing, Buyer assumes no liability or responsibility for any administrative proceedings, litigation, claims, taxes, assessments or penalties which affect or involve

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Seller in any way, or any  obligations  of Seller for  liability  to existing or
former  employees  or  shareholders.   Furthermore,  Any  and  all  amounts  for
liabilities relating to the operation of the Seller's business prior to and after the Closing, shall be the sole and exclusively liability of Seller.

         5. Allocation of Purchase Price. The purchase price to be paid under this Agreement for the Acquired Assets shall be allocated as determined by Buyer upon completion of the audited financial statements of Seller, as required by
Section 8.8. The Seller, Seller's Shareholder and Buyer agree to report this transaction for federal and state tax purposes in accordance with said allocations.

         The parties acknowledge that the allocation will be a good faith estimate of the fair market value of the assets being acquired under this Agreement.

         6. Inventory. Seller shall take a complete physical inventory of all stock in trade and inventory of the Seller, the results of which shall be provided to Buyer upon completion of the audit of Seller, as required by Section 8.8.

         7. Use of Name and Assignment of Telephone Numbers. From the date of Closing, the Buyer shall have the exclusive right to use of the Trademarks and the Trade Names. Within five (5) business days from Closing, the Seller shall file Articles of Amendment changing its name to some other dissimilar name, and shall from the date of Closing make no further use of any of the Trademarks or Trade Names. Furthermore, Seller will take any and all necessary steps required to assign all telephone numbers included in the Acquired Assets to Buyer.

         8. Seller's Representations and Warranties. The Seller and Seller's Shareholder hereby jointly and severally represent and warrant to the Buyer as follows:

                  8.1 Organization. The Seller is a corporation duly organized and validly existing in good standing under the laws of the State of Nevada, possesses all requisite corporate power and authority to own, operate and use its properties (including the Acquired Assets) to carry on its business as it is now being conducted. The Articles of Incorporation and the Bylaws delivered or to be delivered to the Buyer are complete and correct and contain all amendments thereto.

                  8.2 Authorization. Seller's Shareholder and the Seller have the full power and authority to enter into this Agreement and to carry out their respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Seller's Board of Directors and Seller's Shareholder, and do not violate, result in a breach of, or constitute a default under any judgment, order or decree to which the Seller or Seller's Shareholder are subject, or the

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Seller's  Articles of  Incorporation  or Bylaws.  The  execution,  delivery  and performance of this Agreement by the Seller and Seller's Shareholder will not violate, with or without the giving of notice and/or the passage of time, any provision of law now applicable to the shareholders or the Seller, or result in the creation of any lien, charge or encumbrance upon any of the assets of the Seller pursuant to any corporate charter, bylaw, indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Seller or the Seller's Shareholder are a party or by which the Seller or the Seller's Shareholder may be bound, or to which they may be subject. The transactions contemplated by this Agreement will not require the authorization, consent or approval of any third party.

                  8.3 Title to Acquired Assets. Seller is the owner and has good and marketable title to the Acquired Assets being sold to the Buyer hereunder, free and clear of all claims, liens, pledges or encumbrances of any kind, and Buyer will receive good and marketable title to the Acquired Assets, free and clear of all claims, liens, pledges or encumbrances of any kind. The Acquired Assets are all of the assets and rights necessary for the efficient conduct of the business being conducted by Seller.

                  8.4 Taxes. The Seller has prepared and filed all federal, state and local tax returns which are required to be filed, has paid all taxes due pursuant to such returns or any assessments received by Seller, such returns accurately reflect the taxes payable, and the Seller has adequately reserved for all current taxes. All deposits required by law to be made by Seller, including but not limited to estimated income, franchise and employees' withholding and social security taxes to the date of Closing, have been paid by Seller. Neither the Internal Revenue Service nor any other taxing authority is now asserting, or threatening to assert, any deficiency, assessment or claim for taxes, interest or penalties. The parties expressly agree that neither Buyer nor TSIG will assume or be liable for any such taxes, which shall remain the sole responsibility of Seller.

                  8.5 Commitments. To Seller's knowledge, Seller is not a party to or bound by any written or oral agreement, partnership, joint venture, lease, commitment or other understanding or obligation material to the business which affect the Acquired Assets. All such commitments are valid, binding and in full force and effect, and, the Seller is not in default, or alleged to be in default, under any commitment included in the Acquired Assets, nor is any other party under any such commitment in default or alleged to be in default.

                  8.6  Compliance  with Laws.  The Seller is not in violation in any material respect of any law, rule, regulation, order, injunction or decree of the government or courts of the United States or any state or other jurisdiction in which the Seller conducts business, including, without limitation any federal, state or local laws relating to employment, working conditions or environmental matters, and no notice of any such violation has been received which remains uncorrected.

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                  8.7   Intangible   Assets.   All  of  the  Seller's   patents,
trademarks, trade names and copyrights, and registration and applications therefor, if any, are valid and in good standing, and no proceedings involving the invalidity thereof or ownership by the Seller thereof are pending or to Seller's knowledge have been threatened. The Seller owns the entire right, title and interest in and to, and has the exclusive right to, the patents, Trademarks, Trade Names, service marks and copyrights, as well as trade secrets, formulae and processes included in the Acquired Assets. The conduct of the business of the Seller does not infringe upon the patent, trademark, service mark, copyright or confidential information, formulae, or trade secrets of any third party.

                  8.8 Financial Statements. Seller will provided audited financial statements of Seller prepared in accordance with the requirements of Regulation S-B of the Securities Act of 1933, as amended (the "Act"). Such audited financial statements shall include: (i) a balance sheet as of December 31, 1997; (ii) statements of income and changes in financial position for the years ended December 31, 1997 and 1996; and (iii) and such other financial statements as may be required by Buyer's or TSIG's auditors. Subsequent to Closing, Buyer may require, in its sole and absolute discretion and at its expense, additional audited financial statements, including a balance sheet as of the Closing Date, and statements of income and changes in financial position for the period ended on the Closing Date. Upon completion, the required financial statements shall be attached hereto as Exhibit 8.8.

                  8.9 Machinery and Equipment. All machinery, tools, equipment and other personal property of the Seller owned or used in its operation shall be identified on the financial statements, and no disposition of any equipment, tools, machinery or personal property has occurred except in the ordinary course of business. All of the assets listed on the financial statements are in existence and in the possession and control of the Seller, are in good operating condition and repair, and are free and clear of all mortgages, liens, encumbrances. The Acquired Assets constitute all of the non-cash assets which are material to the operation of the business.

                  8.10 No Litigation. There is (i) no litigation, proceeding, arbitral action or governmental investigation pending or, as far as is known to the Seller or Seller's Shareholder, threatened against the Seller or any of its assets, and (ii) no decree, injunction or order of any court or governmental department or agency outstanding against the Seller or the Seller's Shareholder.

                  8.11 Customers and Strategic Relationships. There has been no termination, cancellation, limitation, adverse modification or change in the business relationship of the Seller with any customer or other third parties. Seller will obtain, prior to Closing, letters of assurance from Seller's primary vendors or suppliers, which letters shall provide that the vendor or supplier is
(i) willing to provide products to Buyer on terms at least as favorable as previously provided to Seller, and (ii) is prepared to handle and accept increased volume of product orders from Buyer.


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                  8.12 Real  Property.  The Seller's  leased real estate and the operations conducted thereon are in compliance in all material respects with applicable laws, rules and regulations regarding the use of these properties. The Buyer, at its option, may request Seller to assign the lease to Buyer.

                  8.13  Transactions  with  Interested   Persons.   No  officer,
supervisory  employee,  director  or  shareholder  of the  Seller  and  Seller's
Shareholder, or their respective spouses or children, owns directly or indirectly on an individual or joint basis, any interest in any customer, supplier or competitor of the Seller, or any organization which has a contract or other arrangement with the Seller, in all cases excepting the insubstantial ownership of shares of stock of publicly traded companies.

                  8.14 Disclosure. No representation, warranty or statement in this Agreement, nor in any exhibit, certificate or schedule hereto or to be delivered to Buyer pursuant to this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein or herein not misleading.

                  8.15 Effect of This Agreement. The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated herein by Seller and Buyer do not require the consent, waiver, approval, license or authorization of any person or public authority; do not violate in any material respect any provision of law applicable to Seller; do not conflict with or result in the breach of Seller's Articles of Incorporation or Bylaws; and do not violate any restriction of any kind or character in any agreement between Seller and any other party included in the Acquired Assets. The consummation of this transaction does not result in the creation of any lien, charge or encumbrance on any of the Acquired Assets.

                  8.16 Change of Corporate Name. Seller will take any all requisite steps necessary to change its corporate name as required under Section 8 hereof and that all such requisite procedures to effectuate this requirement will be completed no later than five (5) working days following the Closing Date. Seller shall promptly provide Buyer with a copy of the Articles of Amendment changing Seller's corporate name.

                  8.17 Exclusive Due Diligence Review. Buyer shall be entitled to an exclusive due diligence investigation of Seller. During the exclusive due diligence period, Seller shall make available all pertinent data, including, but not limited to, all customer sales records, equipment schedules, list of other assets, corporate minutes, records, tax returns, financial information and other essential documents, as may be required by Buyer, its officers and its designated legal counsel, accountants, lenders and consultants. Further, during said exclusive due diligence review period, Seller and Seller's Shareholder shall not entertain nor solicit other offers for the purchase of any assets or any interest in Seller, and Seller's Shareholder shall not entertain nor solicit other offers for the purchase of his interest in Seller.

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                  Seller has  furnished  or will  furnish to Buyer copies of all documents and other information requested by Buyer pursuant to its due diligence review of Seller, including but not limited to such items specified on the checklist previously provided to Seller and Seller's Shareholder as attached hereto as Exhibit 8.17, with both the adequacy of the responses and the content thereof to be satisfactory to Buyer in its sole and absolute discretion. At Closing, all written information provided in response to said due diligence review shall also be annexed to Exhibit 8.17 and certified by Seller's Shareholder. No "due diligence" reviews undertaken by Buyer shall in any event relieve Seller or Seller's Shareholder of their responsibilities for the accuracy and completeness of any representation or warranty of Seller or of Seller's Shareholder contained herein or the performance of any covenant or agreement of Seller or of Seller's Shareholder contained herein.

         9. Representations and Warranties of Buyer. The Buyer hereby represents and warrants to the Seller as follows:

                  9.1 Corporate Existence. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

                  9.2  Corporate   Authority.   The   execution,   delivery  and
performance of this Agreement by Buyer and the consummation by it of the transactions contemplated hereby have been duly and effectively authorized by all necessary corporate action. This Agreement, upon its execution by Buyer and Seller, shall constitute a legal, valid and binding obligation of Buyer, enforceable in accordance with its terms, except as they may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditor's rights generally.

                  9.3  Effective   Agreement.   The   execution,   delivery  and
performance of this Agreement by Buyer and the consummation by it of the transactions contemplated herein do not require the consent, waiver or approval of any person or public authority; do not violate in any material respect any provision of law applicable to Buyer; do not result in a breach of the Articles of Incorporation or Bylaws of Buyer and do not violate any other restriction of any character which may be imposed upon Buyer.

         10. Conduct of the Business Prior to Closing. Until the Closing Date, the Seller and Seller's Shareholder agree to do the following:

                  10.1 Ordinary Course. The Seller will engage in activities or transactions only in the ordinary course of its business, and use its reasonable commercial best efforts to preserve its business including preserving the goodwill of suppliers, customers and others having business relations with the Seller;

                  10.2 Compliance. The Seller will not take any action which will cause the Seller to be in violation in any of the representations or warranties contained in Section 8 of this Agreement.


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                  10.3 Normal Use. All equipment,  buildings, offices, and other personal or real property owned, leased or used by Seller or the Seller will be kept and maintained in normal good operating condition and repair, normal wear excepted.

                  10.4 Insurance. The Seller will maintain and enforce at all times between the date of this Agreement and the Closing Date, insurance of the type and character and in amounts heretofore carried by the Seller.

                  10.5 Investigation. The Seller will continue to afford the Buyer and its agents full and free access to its business premises, properties, books, tax returns and records in order that the Buyer may have full opportunity to make such investigation as they shall desire of the business affairs of the Seller upon reasonable notice during normal business hours.

         11. Third Party Consents. On or before the date of Closing, the Buyer shall use commercially reasonable efforts to obtain the consents of all requisite third parties in order to effectuate the transaction contemplated herein.

         12. Conditions to Seller's Obligation to Close. Unless waived in writing by the Seller, the obligation of the Seller to sell the Acquired Assets to the Buyer shall be subject to the following conditions precedent:

                  12.1 Representations and Warranties True. The representations and warranties made by the Buyer shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

                  12.2 Performance. The Buyer shall have performed and complied with all agreements and conditions required by this Agreement to be performed and complied with by the Buyer prior to or at the Closing.

         13. Conditions to Buyer's Obligation to Close. Unless waived in writing by the Buyer, the obligations of the Buyer to purchase the Acquired Assets shall be subject to the following conditions precedent:

                  13.1 Representations and Warranties True. All the representations and warranties of the Seller and the Seller's Shareholder contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date as if then made or given, except to the extent such warranties and representations may have been affected by changes specifically permitted by this Agreement.

                  13.2 Performance. The Seller shall have performed and complied with all agreements and conditions required by this Agreement to be performed and complied with by Seller prior to or at the Closing.

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                  13.3 No  Material  Adverse  Change.  During  the  period  from signing this Agreement to the Closing Date, there shall not have been any material adverse change in the financial condition of the Seller, and the Seller shall not have sustained any material loss or damage to the Acquired Assets, whether or not insured, that affects its ability to conduct its business.

                  13.4 Tender. The Seller shall have delivered the Acquired Assets to the Buyer, and all other actions required of Seller or the Seller's Shareholder under this Agreement shall have been taken.

                  13.5 Third Party Approvals. Seller has obtained all requisite third party consents to the sale and transfer of all the Acquired Assets.

                  13.6 UCC Termination Statements. Seller shall have delivered to Buyer UCC-3 Termination Statements for all financing statements or other liens covering the Acquired Assets, if any.

                  13.7 Delivery of Records. The Seller shall have delivered accurate and complete copies of the following records and documents:

                        (a) all bills of sale, titles, assignments, receipts, warranties and other documents evidencing title to or otherwise effectuating the transfer of the ownership of all the Acquired Assets from Seller to Buyer;

                        (b) all invoices, orders, contracts and other documentation relating, in any manner to the Acquired Assets.

                  13.8  No Injunction.  At Closing there shall be no injunctions
or  restraining   orders  of  any  nature  issued  by  any  court  of  competent jurisdiction or administrative body directing that this Agreement or any material transaction contemplated hereby shall not be consummated as provided for herein; there shall be no investigation, action or other proceeding pending before any court or governmental authority or threatened against Seller in connection with this Agreement or consummation of this transaction contemplated herein; none of the parties hereto shall have received from any governmental authority any notice, oral or written, of any potential litigation, civil or criminal or administrative, against Seller for violations alleged to arise out of the consummation of the transaction contemplated hereby.

         14. Closing. The closing of the transactions provided for in this Agreement (the "Closing") shall be deemed effective at the close of business of Seller on April 30, 1998, or upon such later date upon which the parties may mutually agree to close (the "Closing Date"). Unless specifically agreed to in writing, Seller will make available and deliver to Buyer the Acquired Assets on the date of execution of this Agreement.

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                                                                   Page 10 of 17

         The risk of loss to the property being sold hereunder shall be and remain with the Seller until the Closing of the sale, at which time the risk of loss to such property shall pass to the Buyer. The Seller shall be responsible for the discharge of all of its obligations to employees employed by Seller accrued to the Closing Date, including all salaries and wages, commissions, sick pay and vacation pay obligations. The Buyer shall have no responsibility to employ any of the Seller's employees or to make any payment to them whatever for services rendered to the Seller. Furthermore, Buyer shall be under no obligation to continue any of Seller's prior contracts with any suppliers or vendors, or to continue any of Seller's prior distributor relationships.

         15. Termination/Unwind.

             15.1 Grounds for Termination. Buyer may, at any time prior to Closing, terminate this Agreement if:

                   (a) any of the material representations and warranties made by Seller or Seller's Shareholder as set forth herein or otherwise in connection with this Agreement are found to be materially inaccurate, in the opinions of Buyer's legal counsel and/or independent certified public accountants; or

                   (b) Seller or Seller's Shareholder fail to perform any of its respective obligations pursuant to the terms of this Agreement on or before the Closing Date; or

                   (c) the financial information, including the audited financial statements required to be provided in accordance with Section 8.8 is not, in the sole and absolute discretion of Buyer, substantially and materially as represented and as compared with the financial information provided by Seller prior to the date of this Agreement or the Closing Date; or

                   (d) Buyer, in its sole and absolute discretion, determines not to consummate the proposed transactions after its due diligence review of Seller.

             15.2 Procedure Upon Termination. In the event of termination and abandonment by any party hereunder, notice thereof shall forthwith be given to other parties and the transactions contemplated by this Agreement shall be terminated and/or abandoned without further action by the parties. Except as provided in Section 16 (which obligations shall survive any termination and/or abandonment of this transaction) and except for breaches or the non-fulfillment of the warranties, representations, covenants and agreements contained in this Agreement by such party, none of the parties shall have any further liability or obligation to the other under this Agreement; subject, however, to Section 29.

             15.3 Unwind. If, at any time after Closing, Seller is unable to provide audited financial statements, Buyer shall be entitled to terminate and unwind this transaction by way of rescission. Acquiror shall also be entitled to terminate and unwind this transaction by way of rescission, should audited financial statements be provided that, in the opinions of Buyer's legal counsel and independent certified public accountants, vary materially from the unaudited financial statements to be provided under Section 8.8. Notice of

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                                                                   Page 11 of 17
rescission shall be effective when delivered, in writing, executed by Buyer's Chairman, with the approval of the Board of Directors. Seller, Seller's Shareholder, Buyer and TSIG shall then immediately take those steps necessary to unwind the transaction so that Seller and Buyer are in the same unrelated positions as before the Closing Date.

        16.  Indemnification.

             16.1 Indemnification by Seller and Seller's Shareholder. The Seller and Seller's Shareholder hereby agree to indemnify, defend and hold harmless Buyer, from, against, and with respect to any claim, liability, obligation, loss, damage, assessment, tax, judgment, action, suit, proceeding, demand, cost or expense (including, without limitation, reasonable attorneys fees and costs, and expenses reasonably incurred in investigating, preparing, defending against or prosecuting any litigation or claim), of any kind or character, arising out of or in any manner incident, relating or attributable to any failure of Seller to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by the Seller under this Agreement or under any certificate or other document or agreement signed by Seller in connection with this Agreement, or arising out of or in any manner incident, relating or attributable to the breach of any representation or warranty by the Seller under this Agreement or under any certificate or other document or agreement signed by Seller in connection with this Agreement. The obligations contained in this Section shall survive Closing.

             16.2  Indemnification   by  Buyer.  Buyer  hereby  agrees  to
indemnify, defend and hold Seller and Seller's Shareholder harmless from, against and with respect to any claim, liability, obligation, loss, damage, assessment, tax, judgment, action, suit, proceeding or demand, cost or expense (including, without limitation, reasonable attorneys fees and costs, and expenses reasonably incurred in investigating, preparing, defending against or prosecuting any litigation or claim), of any kind or character, arising out of or attributable to any failure of Buyer to perform or observe, or to have performed or observed, any covenant, agreement or condition of the Buyer under this Agreement, or relating or attributable to the breach of any representation or warranty by the Buyer under this Agreement or under any certificate or other document or agreement signed by Buyer in connection with this Agreement. The obligations contained in this Section shall survive Closing.

             16.3 Notice and Defense. In the case of any action or claim brought by a third party against the Buyer, or the Seller, for an indemnifiable claim, the party against whom the claim is brought must, as a condition to enforceability of the other parties indemnity obligations hereunder, give the party to whom the obligation to indemnify may accrue prompt written notice of the action or claim and afford such party the opportunity to direct and control the negotiations, defense and settlement of the action or claim. The indemnifying party may elect within twenty (20) days after receipt of such notice to contest the claim in such manner as it deems necessary or advisable.

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                                                                   Page 12 of 17

If the indemnifying party elects to contest such claim, the indemnified party shall have the right to appoint associate counsel in such proceedings at its own expense. The indemnifying party shall not have the right to settle an indemnifiable matter except with the consent of the indemnified party. The indemnified party shall permit the indemnifying party reasonable access to the books and records of the indemnified party and its subsidiaries and shall otherwise cooperate with the indemnifying party in connection with any matter or claim for indemnification. If the indemnifying party does not elect to contest such claim, the indemnified party shall have the exclusive right to prosecute, defend, compromise, settle or pay such claim and receive indemnification therefor. If neither the indemnifying party nor the indemnified party elect to contest the claim, then the indemnifying party shall pay the amount of any indemnifiable claim within 30 days after receipt of the notice of claim.

             16.4 Third-Party Indemnification. Each of Seller and Buyer shall make a good faith attempt (which shall not be deemed to include an obligation to commence any litigation) to seek indemnification from any third parties, including insurers, who may be liable upon any claims made against Seller or Buyer and for which the other party would be liable under this Section. To the extent either party indemnifies the other party for claims upon which third parties, including insurers, may be liable, the indemnified party shall, to the extent permissible, subrogate to the indemnifying party its rights with respect to such claims.

         17.  Assignment  of  Covenants  Not  To  Compete  and   Non-Disclosure
Agreements. The Seller and Seller's Shareholder hereby assign to the Buyer all of Seller's rights under all contracts or instruments of any nature which benefit Seller by providing for covenants not to compete and the non-disclosure of Seller's confidential information; provided, no obligations (if any) of the Seller under such instruments are, however, being assumed by virtue of this Section.

         18. Covenant Not To Compete. As a further inducement to Buyer to enter into this Agreement, Seller and Seller's Shareholder each covenant and agree as follows:

              18.1 Confidentiality. Seller and Seller's Shareholder shall hold in confidence, and shall not disclose any and all secret or confidential information of Seller from the date of the execution of this Agreement, and shall not use any such information after Closing without the prior written consent of Buyer.

              18.2 Non-Competition. Seller and its successors and affiliates shall not, either alone or in partnership or in conjunction with any person, firm, association, syndication, company or corporation as principal, agent, consultant, employee or shareholder, directly or indirectly, or in any other manner engage in competition with Buyer for a period of six (6) years from the Closing. During such six (6) year period, the parties named in this Section

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                                                                   Page 13 of 17
shall not directly or indirectly solicit or entice or in any way divert any vendor, supplier, customer, distributor or strategic relationship of Buyer to do business with any entity in a manner which impairs or competes with the conduct of Buyer's business. Seller's Shareholder has entered into an employment
agreement   with  Buyer  dated  this  date,   and  has  agreed  to  comply  with
non-competition and non-disclosure provisions outlined in said employment agreement.

              18.3  Equitable  Relief.   Seller  and  Seller's   Shareholder
acknowledge the irreparable injury that will result to Buyer and its business and properties if such parties should breach the covenants contained in this
Section 18 and understands that Buyer purchased the Acquired Assets in reliance upon such covenants. Accordingly, if any of the parties listed in this Section 18 should breach such covenants, Buyer's remedies may include, in addition to other available remedies and damages, injunctive relief enjoining breach of such covenants without posting a bond.

         The rights and obligations contained in this Section shall survive Closing.

         19. Setoff. In addition to and not in lieu of any other rights it may have pursuant to this Agreement and the exhibits, Buyer shall have the right, upon written notice to Seller, to withhold payment to Seller for any and all losses, damages, costs, taxes and expenses, including attorneys' fees (the "Losses") incurred by the Buyer by reason of a breach of any of the representations, warranties or covenants of the Seller or Seller's Shareholder made in this Agreement or in any exhibit hereto. Any such offset shall be only for the amount of the Losses actually realized or estimated in good faith by the Buyer, and the balance of the payment shall be paid to the Seller.

         20. Bulk Sales Law. In lieu of compliance with the applicable provisions of any bulk sales statute, if applicable, Seller and Seller's Shareholder agree to hold harmless the Buyer from any and all liabilities (including court costs and attorney's fees) in the event that any creditor or other claimant shall make a claim of any kind against the Buyer or the Acquired Assets or the proceeds thereof in the hands of the Buyer, other than with respect to an obligation or liability of the Seller expressly assumed under this Agreement by the Buyer.

         21. Survival of Representations and Warranties. All representations and warranties made hereunder and in any exhibits or certificates delivered pursuant hereto shall be deemed to be material and to have been relied upon by the Buyer and Seller, notwithstanding any investigation heretofore or hereafter made by or on behalf of the Buyer or Seller, and shall survive the Closing for a period of three (3) years.

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                                                                   Page 14 of 17

         22. Notices. To be effective, any notice hereunder shall be in writing, delivered in person or mailed by certified or registered mail, postage prepaid, to the appropriate party or parties at the addresses set forth below their signatures hereto, or to such other address as the parties may hereinafter designate.

         23. Amendment and/or Modification. Neither this Agreement nor any term or provision hereof may be changed, waived, discharged, amended or modified orally, or in any manner other than by an instrument in writing signed by all of the parties hereto.

         24. Binding Effect. Subject to provisions hereof regarding assignment, if any, this Agreement shall be binding upon and inure to the benefit of the respective parties, and their legal representatives, successors, assigns and heirs.

         25. Interpretation and Fair Construction of Contract. This Agreement has been reviewed and approved by each of the parties. In the event it should be determined that any provision of this Agreement is uncertain or ambiguous, the language in all parts of this Agreement shall be in all cases construed as a whole according to its fair meaning and not strictly construed for nor against either party.

         26. Undertaking and Further Assurances. Each party to this Agreement shall perform any and all acts and execute and deliver any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

         27. Costs and Attorneys' Fees. If any party hereto shall bring any suit, arbitration or other action against another for relief, declaratory or otherwise, arising out of this Agreement, the substantially prevailing party shall have and recover against the other party, in addition to all costs and disbursements, such sum as the Court or arbiter may determine to be a reasonable attorney's fee.

         28. Waiver of Breach. The failure of any party hereto to insist upon strict performance of any of the covenants and agreements herein contained, or to exercise any option or right herein conferred, in any one or more instances, shall not be construed to be a waiver or relinquishment of any such option or right, or of any other covenants or agreements, but the same shall be and remain in full force and effect.

         29. Specific Performance. The parties hereto acknowledge that the rights of Buyer to consummate the transactions contemplated herein are unique and of an extraordinary character, and that, in the event that Seller or Seller's Shareholder fail to perform in accordance with this Agreement, Buyer will be without an adequate remedy at law. The parties agree, therefore, that in such event Buyer may, in addition to any remedies at law for damages or other

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                                                                   Page 15 of 17
relief or other rights or remedies, institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of this Agreement or seek any injunction or other equitable relief, and Seller and Seller's Shareholder hereby waive the defense that Buyer has adequate remedy at law.

         30. Entire Agreement. This Agreement (and any attached exhibits) contains the entire agreement and understanding of the parties with respect to the entire subject matter hereof, and there are no representations, inducements, promises or agreements, oral or otherwise, not embodied herein. Any and all prior discussions, negotiations, commitments and understandings relating thereto are merged herein, including any provisions of the LOI and the Plan. There are no conditions precedent to the effectiveness of this Agreement other than as stated herein, and there are no related collateral agreements existing between the parties that are not referenced herein.

         31. Expenses. Subject to the Indemnification provisions above, all costs and expenses incurred by either party in negotiating this Agreement or in consummating the transactions contemplated hereby, except as provided herein, shall be paid by the party incurring such expenses.

         32. Governing Law and Venue. The parties agree that this Agreement and the transactions contemplated hereby shall be construed and enforced in accordance with the laws of the State of Florida, and that any action or proceeding that may be brought arising out of, in connection with or by reason of this Agreement shall be brought only in a court of competent jurisdiction within the county of Pinellas, Florida. Each of the parties hereto hereby submits, unconditionally and irrevocably, to the jurisdiction to the aforesaid courts for the purpose of any such lawsuits.

         In the event of termination of this Agreement by mutual agreement of the parties, or termination in accordance with Section 15, then Buyer, Seller and Seller's Shareholder intend that no party would have any claim against any other party resulting from or related to the failure to consummate the proposed transactions, and that each party would, in any such case, pay its own costs and attorneys' fees incurred as a result; subject, however, to Section 29.

         33. Default Costs. In the event any party hereto has to resort to legal action to enforce any of the terms hereof, such party shall be entitled to collect attorney's fees and other costs from the party in default.

         34. Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

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                                                                   Page 16 of 17

         35. Headings. The section headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         36. Counterparts and Facsimile Signatures. This Agreement and any exhibits, attachments, or documents ancillary hereto, may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

         IN WITNESS WHEREOF, the parties hereto have signed this Agreement effective on the date first set forth above.


Seller:                                  BUYER:

COMPACT CONNECTION, INC.,                COMPACT CONNECTION, INC.,
a Nevada corporation                     a Delaware corporation

By:  /s/ Darrell Percy                   By: /s/ Robert P. Gordon
     ------------------------------          -----------------------------------
     Darrell Piercy, CEO                     Robert P. Gordon, Chairman

     1520 Brookhollow Dr., Suite 33          100 Second Avenue South, Suite 1000
     Santa Ana, CA  92705                    St. Petersburg, FL  33701


SELLER'S SHAREHOLDER:                    TSIG:

DARRELL PIERCY                           TELESERVICES INTERNATIONAL GROUP INC.

By:  /s/ Darrell Percy                   By:  /s/ Robert P. Gordon
     ------------------------------           ----------------------------------
Darrell Piercy, individually                  Robert P. Gordon, Chairman

1520 Brookhollow Dr., Suite 33                100 Second Ave. South, Suite 1000
Santa Ana, CA  92705                          St. Petersburg, FL  33701







--------------------------------------------------------------------------------

                                 ADDENDUM TO THE
                        AGREEMENT FOR PURCHASE OF ASSETS
                                       OF
                            COMPACT CONNECTION, INC.
                             (a Nevada Corporation)

         This Addendum is made this 24th day of April 1998 to the Agreement for Purchase of Assets of Compact Connection, Inc. (this "Addendum") dated April 23, 1998 among COMPACT CONNECTION, INC., a Nevada corporation (the "Seller"); DARRELL PIERCY, (the "Seller's Shareholder"); and COMPACT CONNECTION, INC., a Delaware corporation (the "Buyer"), and a wholly-owned subsidiary of TELESERVICES INTERNATIONAL GROUP INC., a Florida corporation ("TSIG").

         In further consideration of the agreement of Seller's Shareholder to enter into the Employment Agreement with Buyer dated April 23, 1998, TSIG agrees to provide the following funding to Buyer:

         1. TSIG will provide, or cause to be provided, working capital for the day to day operations of Buyer in the aggregate amount of $250,000 as follows:

         *  $50,000 will be provided the week of May 4, 1998.
         *  $50,000 will be provide upon completion of the audit of Seller.
         * $50,000 will be provided the second week following completion of the audit of Seller.
         * $50,000 will be provided the fourth week following completion of the audit of Seller.
         * $50,000 will be provided the sixth week following completion of the audit of Seller.

         2. TSIG will provide, or cause to be provided, up to $2,000,000 in additional funding for such specific purposes as may be requested by the Board of Directors of Buyer.

         The working capital or additional funding to be provided may be in the form of cash, equipment, computer hardware or software or other assets, or any combination thereof, as requested by the Board of Directors of Buyer.

         This Addendum may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Addendum by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Addendum by such party. Such facsimile copies shall constitute enforceable original documents.

         IN WITNESS WHEREOF, the parties hereto have signed this Addendum effective on the date first set forth above.


Seller:                                 BUYER:
COMPACT CONNECTION, INC.,               COMPACT CONNECTION, INC.,
a Nevada corporation                    a Delaware corporation



By:  /s/ Darrell Piercy                 By:  /s/ Robert P. Gordon
     -----------------------------           -----------------------------------
     Darrell Piercy, CEO                     Robert P. Gordon, Chairman

SELLER'S SHAREHOLDER:                   TSIG:
DARRELL PIERCY                          TELESERVICES INTERNATIONAL GROUP INC.


/s/ Darrell Piercy                      By:  /s/ Robert P. Gordon
----------------------------------           -----------------------------------
Darrell Piercy, individually                 Robert P. Gordon, Chairman